Exhibit 10.3

                                    AGREEMENT


     This Agreement is made as of January 16, 2008 by and between Innovex, Inc., a Minnesota corporation ("Innovex") and William P. Murnane ("Murnane").

     IT IS AGREED:

     1. Murnane shall serve as Chairman of the Board of Innovex for a period of six months from the date hereof or until his earlier death or removal from such position (the "Term").

     2. Murnane shall receive $10,000 per month for his service as Chairman of the Board for each month in which Murnane provides services as the Chairman of the Board during the Term.

     3. As additional consideration for Murnane's services to Innovex as its Chairman of the Board, Innovex shall, promptly after the date of this Agreement, transfer title to the Company vehicle utilized by Murnane in his service to Innovex prior to the date of this Agreement. Such transfer will be without cost to Murnane, although Murnane shall be responsible for all income taxes related to such vehicle transfer and Innovex may withhold from amounts due Murnane any taxes required to be withheld under applicable law arising from such transfer.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                                                     INNOVEX, INC.

Dated:  1/16/08                             By:  /s/Terry Dauenhauer
                                                 -------------------------------
                                                    Terry Dauenhauer
                                            Its:    President and CEO


Dated:  1/16/08                             By:  /s/William Murnane
                                                 -------------------------------
                                                    William Murnane
                                            Its:    Chairman of the Board